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                                                                     Exhibit 5.1

                   OPINION AND CONSENT OF MAYER, BROWN & PLATT

                                  May 31, 2001

LecStar Corporation
4501 Circle 75 Parkway
Building D - 4210
Atlanta, GA 30339-3025


                  Re: LecStar Corporation - Registration Statement for
                      Offering of 10,000,000 Shares of common stock

Ladies and Gentlemen:

         We have acted as special counsel to LecStar Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 10,000,000 shares of its common stock, $0.01 par value (the "Shares"), to be offered pursuant to LecStar's 2001 Stock Incentive Plan (the "2001 Stock Plan"). To effect the registration, LecStar is filing with the Securities and Exchange Commission (the "Commission") under the Securities Act a Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares.

         We have examined originals or copies of (i) LecStar's Articles of Incorporation, as amended, (ii) LecStar's Bylaws, as amended, (iii) the 2001 Stock Plan, (iv) the Registration Statement, (v) certain resolutions of the Board of Directors of LecStar and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of LecStar as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination and investigation, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

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        Based upon the foregoing and subject to the limitations and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of the 2001 Stock Plan, for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is based on and limited to the Texas Business Corporation Law and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                        Very truly yours,

                                        /s/  Mayer, Brown & Platt
                                        --------------------------
                                        MAYER, BROWN & PLATT

Mayer, Brown & Platt
700 Louisiana, Suite 3600
Houston, Texas 77002

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